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Exhibit 10.18

ACCOUNTS RECEIVABLE FINANCING MODIFICATION AGREEMENT

        This Accounts Receivable Financing Modification Agreement is entered into as of April 9, 2004, by and between Fischer Imaging Corporation (the "Borrower") and Silicon Valley Bank ("Bank").

        1.    DESCRIPTION OF EXISTING INDEBTEDNESS:    Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Accounts Receivable Financing Agreement, dated June 11, 2003 by and between Borrower and Bank, as may be amended from time to time (the "Accounts Receivable Financing Agreement"). Capitalized terms used without definition herein shall have the meanings assigned to them in the Accounts Receivable Financing Agreement.

        Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement and in that certain Intellectual Property Security Agreement (the "IP Agreement").

        Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness" and the Accounts Receivable Financing Agreement and any and all other documents executed by Borrower in favor of Bank shall be referred to as the "Existing Documents."

        2.    DESCRIPTION OF CHANGE IN TERMS.

          A.    Modification(s) to Accounts Receivable Financing Agreement:

            1.     Effective as of January 1, 2004, Item "(L)" under Section 6.2 entitled "Affirmative Covenants" is hereby amended to read as follows:

            Borrower will maintain at all times a Tangible Net Worth of no less than $10,000,000, which such amount may be adjusted from time-to-time by Bank in Bank's sole discretion.

          B.    Waiver of Financial Covenant Default.

            1.     Bank hereby waives Borrower's existing default under the Accounts Receivable Financing Agreement by virtue of Borrower's failure to comply with the Tangible Net Worth financial covenant through December 31, 2003. Bank's waiver of Borrower's compliance of this covenant shall apply only to the foregoing period. Accordingly, beginning with January 1, 2004, Borrower shall be in compliance with this covenant, as amended herein.

            Bank's agreement to waive the above-described default (1) in no way shall be deemed an agreement by the Bank to waive Borrower's compliance with the above-described covenant as of all other dates and (2) shall not limit or impair the Bank's right to demand strict performance of this covenant as of all other dates and (3) shall not limit or impair the Bank's right to demand strict performance of all other covenants as of any date.

        3.    CONSISTENT CHANGES.    The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

        4.    PAYMENT OF LINE FEE.    Borrower shall pay Bank a fee in the amount of Ten Thousand Dollars ($10,000) ("Line Fee") plus all out-of-pocket expenses.

        5.    NO DEFENSES OF BORROWER.    Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

        6.    CONTINUING VALIDITY.    Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Accounts Receivable Financing Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Accounts Receivable Financing Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Accounts Receivable Financing Modification

Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Accounts Receivable Financing Modification Agreement. The terms of this paragraph apply not only to this Accounts Receivable Financing Modification Agreement, but also to any subsequent Accounts Receivable Financing modification agreements.

        7.    CONDITIONS.    The effectiveness of this Accounts Receivable Financing Modification Agreement is conditioned upon payment of the Line Fee.

        8.    COUNTERSIGNATURE.    This Accounts Receivable Financing Modification Agreement shall become effective only when executed by Borrower and Bank.

        This Accounts Receivable Financing Modification Agreement is executed as of the date first written above.

BORROWER:	BANK:
Fischer Imaging Corporation	Silicon Valley Bank
By:	By:
Name:	Name:

Title:	Title:

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SILICON VALLEY BANK

PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:	Fischer Imaging Corporation
LOAN OFFICER:	Bill Nay
DATE:	April 9, 2004
	Line Fee	$10,000.00
	Documentation Fee	250.00
	TOTAL FEE DUE	$10,250.00

Please indicate the method of payment:

  ☐
  A check for the total amount is attached.

  ☐
  Debit DDA #                        for the total amount.

  ☐
  Loan proceeds

Borrower	(Date)

Silicon Valley Bank	(Date)
Account Officer's Signature

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ACCOUNTS RECEIVABLE FINANCING MODIFICATION AGREEMENT